Exhibit 32.1

SECTION 1350

CERTIFICATION PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of C&D Technologies, Inc. (“C&D”), to his knowledge, that the Annual Report of C&D on Form 10-K for the period ended January 31, 2008, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of C&D.

Date: April 10, 2008	/s/ Jeffrey A. Graves
Jeffrey A. Graves
President and Chief Executive Officer (Principal Executive Officer)

A signed original of this certification required by Section 906 has been provided to C&D Technologies, Inc. and will be retained by C&D Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.